Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statements (Form S-3 File Nos. 333-268652 and 333-281891) of Compass Therapeutics, Inc., and

(2)	Registration Statements (Form S-8 No. 33-252103) of Compass Therapeutics, Inc.;

of our report dated February 27, 2025, with respect to the consolidated financial statements of Compass Therapeutics, Inc. and subsidiaries included in this Annual Report (Form 10-K) of Compass Therapeutics, Inc. for the year ended December 31, 2024.

/s/ CohnReznick LLP

Melville, New York

February 27, 2025